UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2013

Heron Lake BioEnergy, LLC

(Exact name of registrant as specified in its charter)

Minnesota	000-51825	41-2002393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

91246 390th Avenue Heron Lake, MN	56137-1375
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (507) 793-0077

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 19, 2013, Heron Lake BioEnergy, LLC (the “Company”) finalized an Ethanol Marketing Agreement (the “Marketing Agreement”) dated September 17, 2013 with Eco-Energy, LLC (“Eco-Energy”).  Under the Marketing Agreement, Eco-Energy will purchase the entire ethanol output of the Company’s Heron Lake, Minnesota ethanol production plant.  Eco-Energy is required to use commercially reasonable efforts to solicit competitive market offers for the ethanol purchased from the Company and to use reasonable efforts to optimize freight, fuel characteristics, and other marketing tools to provide competitive market pricing for the Company’s ethanol production.  The Company will pay Eco-Energy a marketing fee for its services under the Marketing Agreement, as well as a lease fee for railcars leased from Eco-Energy to the Company.  The term of the Marketing Agreement will commence on November 1, 2013 and will continue through December 31, 2016, with automatic renewals for additional consecutive terms of three years unless either party provides written notice to the other at least three months prior to the end of the term or the renewal term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON LAKE BIOENERGY, LLC

September 25, 2013	/s/ Steve Christensen
Date	Steve Christensen, Chief Executive Officer